QuickLinks -- Click here to rapidly navigate through this document

Exhibit 24.2

Power of Attorney

        The undersigned, a director of ITC Holdings Corp. (the "Registrant"), hereby constitutes and appoints Joseph L. Welch, Edward M. Rahill and Daniel J. Oginsky, or any of them, his true and lawful attorneys and agents, to do any and all acts and things in his name and on his behalf in his capacity as a director of the Registrant and to execute any and all instruments for him and in his name in his capacity as a director of the Registrant, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registrant's Registration Statement of Form S-1 (File No. 333-135137), including specifically, but without limitation, power and authority to sign for him or in his name in his capacity as a director of the Registrant, any and all amendments (including post-effective amendments) to such Registration Statement and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and does hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

Dated: August 14, 2006

/s/ G. BENNETT STEWART Gordon Bennett Stewart, III Director

QuickLinks

  Exhibit 24.2
Power of Attorney